Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE LAW, AND NO INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR AN EXEMPTION THEREFROM.

AMENDED AND RESTATED

SECURED LINE OF CREDIT PROMISSORY NOTE

$3,500,000.00	August 4, 2022
Portland, Oregon

PREMISES:

A.	The Company and the Holder identified below executed a Secured Line of Credit Promissory Note dated March 21, 2022 (the “Note”). The Company’s obligations thereunder were guaranteed by the Company’s subsidiary, Craft Canning + Bottling LLC in a Secured Guaranty dated March 31, 2022.

B.	The Holder has advanced a total of $3,000,000 to the Company pursuant to the Note, and the principal balance of the Note as of the date of this Amended and Restated Secured Line of Credit Promissory Note (the Á&R Note”) is $3,000,000.

C.	The parties wish to amend the Note to increase the line of credit to $3,500,000 and further wish to provide for an additional advance of $500,000 from Holder to Company, which will increase the principal balance to $3,500,000.

D.	To effectuate the aforesaid amendment, the parties are entering into this A&R Note.

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FOR VALUE RECEIVED, EASTSIDE DISTILLING, INC., a Nevada corporation (the “Company”), hereby promises to pay to the order of TQLA, LLC, a California limited liability company (“Holder”), the aggregate principal amount up to Three Million Five Hundred Thousand Dollars ($3,500,000.00), together with the Commitment Fee described herein, together with interest on the aggregate principal balance (which shall not include the Commitment Fee), all as set forth in this Amended and Restated Secured Promissory Note (this “A&R Note”).

1. Payments and Advances.

(a) Interest Rate. The unpaid principal balance of this A&R Note will bear interest at 9.25% per annum. Interest shall commence with the date of the Note (i.e. March 31, 2022, the”Loan Date”) and shall continue on the outstanding principal amount of this A&R Note until this A&R Note is paid or otherwise satisfied in full. Interest will be computed on the basis of a 365-day year and the actual days elapsed and will be compounded annually. If any Event of Default, as defined in Section 2, occurs, then during the continuance of the Event of Default, all principal under this A&R Note shall bear interest on each day outstanding at the lesser of (i) eighteen percent (18%) per annum compounded quarterly or (ii) the highest lawful rate in effect on such day (i) and (ii) apply the “Default Rate.”

(b) Commitment Fee. In consideration of undertakings by Holder herein, Company will pay to Holder a fee in a variable amount (the “Commitment Fee”). If paid in full by Company on or before June 30, 2022, the Commitment Fee shall be Seventy-Five Thousand Dollars ($75,000). If paid in full by Company during the period from July 1, 2022 through September 30, 2022, the Commitment Fee shall be Ninety-Seven Thousand Five Hundred Dollars ($97,500). If paid by Company during the period from October 1, 2022 through December 31, 2022, the Commitment Fee shall be One Hundred Twenty Thousand Dollars ($120,000). If paid by Company during the period from January 1, 2023 through the Maturity Date, the Commitment Fee shall be One Hundred Forty-Two Thousand Five Hundred Dollars ($142,000).

(c) Repayment of Principal and Interest.

(i) All payments of interest and principal on the A&R Note and the Commitment Fee shall be in lawful money of the United States of America by wire transfer of immediately available funds to the Holder’s account at a bank specified by Holder in writing to the Payor from time to time. All payments on this A&R Note under this Section 1(c) will be applied to accrued and unpaid interest that is due and payable, then to the Commitment Fee, then to accrued and unpaid interest not yet payable, and thereafter to outstanding principal. Whenever any payment hereunder shall be stated to be due on a day other than a business day, such payment will be made on the next succeeding business day, and such extension of time will in such case be included in the computation of payment of interest.

(ii) Company covenants to use its best efforts during the ninety days following the execution of this A&R Note (the “Supplement Period”) to sell barrels and/or equipment and other assets for the purpose of repaying the Supplement Advance (defined in Section 1(e)) prior to the conclusion of the Supplement Period. Until the amount of the Supplement Advance and all interest accrued thereon has been paid to Holder, all proceeds received by the Company from the sale of assets outside the ordinary course of business during and after the Supplement Period will be promptly forwarded to Holder in payment of Company’s obligation hereunder.

(iii) All unpaid principal, together with any then unpaid and accrued interest, and the Commitment Fee will be due and payable in cash on one year from the Loan Date (the “Maturity Date”). Accrued interest will be paid in arrears in cash on the last business day of every three calendar months from the Loan Date commencing on the first such date to occur after the Loan Date.

(iv) Company may obtain a 6-month extension from the Maturity Date by paying an extension fee equal to one percent (1%) of the then principal balance. However, Holder shall have no obligation to extend the Maturity Date if: (a) the Company is in default under the terms of this A&R Note; (b) the Company has applied funds provided pursuant to this A&R Note for purposes other than those set forth in a borrowing request approved by Holder in accordance with Section 5; (c) the outstanding principal totals Three Million and No Dollars ($3,000,000) or more; (d) the Company has not paid the Commitment Fee in full, or (e) Holder in good faith believes itself insecure.

(d) Prepayment. The Company may prepay this A&R Note at any time in whole or in part, without the consent of Holder and without premium or penalty.

(e) Advances. This A&R Note evidences a revolving line of credit. Holder has advanced $3,000,000 pursuant to the Note and Holder will advance an additional $500,000 (the “Supplemental Advance”) immediately after the execution of this A&R Note. The advances made pursuant to the Note and pursuant to the A&R Note shall be deemed principal under this A&R Note. It is unnecessary for the Company to execute any further notes to evidence the obligation of the Company to pay the amount of the advances together with interest thereon as provided in this A&R Note.

2. Default.

(a) Event of Default. The occurrence of any of the following will constitute an “Event of Default” under this A&R Note:

(i) The Company fails to pay timely amounts when due under this A&R Note, and such failure continues for ten (10) days following written notice of non-payment; provided that notice of non-payment shall not be required as a condition to an Event of Default if the Company fails to pay Holder the entire amount of outstanding principal, the Commitment Fee, and any remaining accrued interest in full on or prior to the Maturity Date;

(ii) The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors;

(iii) An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within sixty (60) days under any bankruptcy statute now or hereafter in effect), or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company;

(iv) Company breaches any representation or warranty in any material respect or otherwise fails to perform or observe any covenant or agreement in any material respect set forth in this A&R Note and such failure continues for twenty (20) days following written notice from Holder;

(v) The sale, transfer, pledge, hypothecation or liquidation of all or subsequently all of the assets or equity securities of Company;

(vi) The merger of Company with another corporation or other legal entity if (a) the Company is not the surviving entity or (b) there is a the transfer of 15% or more of Company’s outstanding shares to another owner or owners within a 6 month period of time or (c) there is a change in 50% or more of the existing Board of Directors of Company within one year of the Loan Date; or

(vii) Company is liquidated or winds up its affairs.

(b) Rights of Holder Upon Default. If there shall be any Event of Default under Section 2(a)(i), after the expiration of any required notice or cure period, this A&R Note shall accelerate and all unpaid principal and interest, if any, shall become immediately due and payable upon notice of acceleration from Holder to the Company. If there shall be any Event of Default under Sections 2(a)(ii), 2(a)(iii), or (2(a)(v)-(vii) this A&R Note shall immediately accelerate and all unpaid principal, the Commitment Fee and interest, if any, shall become immediately due and payable without any requirement of notice from Holder to the Company. Upon an Event of Default, Holder may exercise any right, power or remedy permitted to it by law or this A&R Note, including foreclosure of the collateral secured by this A&R Note. In addition, upon the Event of Default, that Common Stock Purchase Warrant dated as of the Loan Date issued by the Company to Holder shall become effective and immediately exercisable with no further action on the part of Holder.

3. Security Interests; Liens. In order to secure payment of the obligations evidenced by this A&R Note, the Company hereby grants to Holder (a) a first priority security interest in all of the Company’s right, title and interest in and to its existing or hereafter acquired or arising finished spirits inventory, including Azunia, at the Park Street facility or other locations, (b) a security interest in all of the Company’s right, title and interest in and to all barreled spirits inventory, now existing or hereafter acquired or arising, located at the Company’s Milwaukee facility or other locations; and (c) a security interest in all of the Company’s right, title and interest in and to its membership interests in Craft Canning + Bottling, LLC, which membership interests shall be provided to Holder in certificated form accompanied by a separate indorsement authorizing Holder to name the transferee. Holder shall have all of the rights and remedies of a secured party under the Oregon Uniform Commercial Code and all other applicable law, all of which rights and remedies shall be cumulative and nonexclusive to the extent permitted by law. The Company irrevocably authorizes Holder at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto which Holder deems necessary or appropriate to perfect the security interests hereby granted.

4. Intentionally Omitted.

5. Use of Proceeds. The Company shall use the proceeds of the Note and of this A&R Note for the purchase of Azuñia inventory and other general corporate purposes.

6. Restriction on Further Indebtedness. The Company agrees that unless Holder shall otherwise consent in writing, it shall cause Craft Canning not to create, incur, assume or in any manner become liable in respect of, or suffer to exist, any indebtedness other than (a) indebtedness incurred or guaranteed by Craft Canning in effect as of the date hereof, (b) trade debt incurred in the ordinary course of business, (iii) capital leases of digital can printers specifically described in the Secured Guaranty dated as of the Loan Date, and (iv) indebtedness that is expressly subordinate and junior in right and priority of payment to the A&R Note that is reasonably satisfactory in form and substance to Holder.

7. Other Provisions.

(a) Cancellation. After all principal and interest and the Commitment Fee owed on this A&R Note have been paid in full, this A&R Note will automatically be deemed canceled, will be surrendered to the Company for cancellation, and will not be re-issued.

(b) Waivers and Amendments. This A&R Note may not be amended or modified, nor may any of its terms be waived, except by a written instrument signed by the Company and Holder.

(c) Severability. If any provision of this A&R Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions or portions of this A&R Note will not in any way be affected or impaired thereby and this A&R Note will nevertheless be binding between the Company and Holder.

(d) Governing Law. This A&R Note will be governed by and interpreted in accordance with the internal laws of the State of California. In any action brought or arising out of this A&R Note, the Company and Holder hereby consent to the jurisdiction of any federal or state court having proper venue within the San Diego County, State of California and also consent to the service of process by any means authorized by California law.

(e) Lender Collateral. The Lender shall have the right to request an updated description of the Company’s collateral and the value of the collateral securing this loan monthly upon seven (7) days’ Notice.

(f) Attorney Fees.

(i) Company and all other parties liable for the payment under this A&R Note agrees to pay Holder’s collection expenses, attorney fees and paralegal fees which may be incurred in the collection of any amount due hereunder or enforcement or interpretation of any or all of Company’s duties hereunder or any guaranty related to Company’s duties hereunder, or any part hereof or thereof, whether or not suit is instituted, and if suit is instituted, to pay all such collection expenses, court costs, attorney fees and paralegal fees as may be determined by the trial court or any appellate courts. Company further agrees to pay any attorney fees, paralegal fees or costs incurred by Holder with respect to Company’s obligations hereunder in connection with any action or proceeding to enforce any creditor’s rights associated with any collateral securing this A&R Note, or with respect to any bankruptcy, receivership or insolvency proceedings of Company or any guarantor of Company’s obligations hereunder, whether judicial or otherwise, including but not limited to fees incurred in litigating issues peculiar to federal bankruptcy law;

(ii) Company agrees to reimburse Holder for all costs, reasonable attorney fees, and paralegal fees incurred by Holder in the research, review, negotiation, and drafting of the Note, this A&R Note, the Secured Guaranty, the Common Stock Purchase Warrant, and any other documents or matters related to this $3,500,000 loan transaction. Company shall reimburse Holder by payment in cash or certified check within seven (7) days of written request, including via email.

(g) Jury Trial Waiver. Holder and the Company each hereby waive any right to trial by jury of any claim (including cross-claims and counterclaims) it may have against each other under, in connection with, or related to this A&R Note.

(h) Binding Effect. This A&R Note will be binding upon, and will inure to the benefit of, the Company and Holder and their respective successors and assigns.

(i) Notices. Any notice required or desired to be served, given, or delivered hereunder must be in writing and in the form and manner specified below, and must be addressed to the party to be notified as follows:

If to the Company:	EASTSIDE DISTILLING, INC. 2321 NE Argyle Street, Unit D Portland, OR 97211 Attention: Controller Email: TMilton@eastsidedistilling.com

With a copy to:	Robert Brantl, Esq. 181 Dante Ave. Tuckahoe , NY 10707 Email: rbrantl21@gmail.com

If to Holder:	TQLA, LLC PO Box 1641 Rancho Santa Fe, CA 92091 Email: pkilkenny@yahoo.com

With a copy to:	Russell R. Kilkenny Scarborough, McNeese, Oelke & Kilkenny PC 5 Centerpointe Drive, Suite 240 Lake Oswego, OR 97035 Email: rrk@smoklaw.com or to such other address as each party designates to the other by notice in the manner herein prescribed. Any notice given under this A&R Note shall be in writing and delivered in person, via email, or other form of electronic delivery, sent by documented overnight delivery service or mailed by certified or registered mail, postage prepaid, to the appropriate party or parties at the addresses referenced above or the electronic email address, or to such other address as the parties may hereinafter designate. Unless otherwise specified in this A&R Note, all such notices and other written communications shall be effective (and considered received for purposes of this A&R Note) (a) if delivered by hand, upon delivery, (b) if by email or other form of electronic delivery, on the next business day, or (c) if sent by documented overnight delivery service, on the date delivered.

(j) Transfer of A&R Note. This A&R Note has not been registered under the Act or applicable state law, and no interest or participation herein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless there is an effective registration statement under the Act and applicable state securities laws covering any such transaction or an exemption therefrom and upon approval by the Company. In the event this A&R Note is transferred in accordance with this Section 7(j), the new holder shall be deemed to be the “Holder” with respect to the provisions of this A&R Note.

(k) Headings. Section headings used in this A&R Note have been set forth herein for convenience of reference only and do not affect the interpretation of this A&R Note.

(l) Counterparts. This A&R Note may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this A&R Note by signing any such counterpart.

8. Amendment of Common Stock Purchase Warrant. Company and Holder entered into a Common Stock Purchase Warrant effective March 21, 2022. Company and Holder hereby amend the definition of “Note” in the first paragraph of the Purchase Warrant to be the aggregate principal amount ($3,500,000) loaned under this Amended and Restated Promissory Note.

[Remainder of Page Left Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Secured Line of Credit Promissory Note to be executed as of the day and year first written above.

HOLDER: TQLA, LLC		COMPANY: EASTSIDE DISTILLING, INC.

By:	/s/ Patrick J. Kilkenny	By:	/s/ Geoffrey Gwin
Name:	Patrick J. Kilkenny	Name:	Geoffrey Gwin
Title:	Manager	Title:	Chief Executive Officer

ACKNOWLEDGEMENT OF GUARANTY

The undersigned Craft Canning + Bottling LLC (‘Guarantor”) has executed a Secured Guaranty dated March 21, 2022 pursuant to which Guarantor has guaranteed payment and performance of certain Guaranteed Obligations of Eastside Distilling, Inc. to TQLA, LLC. Guarantor hereby acknowledges that the Supplemental Advance of $500,000 referenced in the A&R Note, when funded, and all interest accrued thereon are and will be included among the Guaranteed Obligations, and that TQLA, LLC shall be entitled to the benefit of all undertakings by Guarantor in the Secured Guaranty with respect to said Supplemental Advance and interest thereon. Guarantor covenants that it shall not sell, transfer, or otherwise dispose of its barreled spirits inventory without the written consent of TQLA if the effect of such disposition is to reduce the value of the remaining barreled spirts inventory below the then remaining principal amount and interest. Also, TQLA’s written consent shall be required for any additional capital leases or loans secured by or related to its first digital can printer and accessories as discussed in the third full paragraph of page 2 of the Secured Guaranty.

CRAFT CANNING + BOTTLING, LLC

By:	/s/ Geoffrey Gwin
Name:	Geoffrey Gwin
Title:	Manager